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                                                                    EXHIBIT 23.2

Kvaerner Metals

Murray N. Hutchison
Senior Vice President




17 March 1997





Canyon Resources Corporation
14142 Denver West Parkway, Suite 250
Golden, Colorado  80401

                                                      Via Fax No. 1-303-279-3772

Gentlemen:

We hereby consent to the incorporation by reference with the Registration Statements of Canyon Resources Corporation (The Company) on Form S-8 (File No. 33-37306); Form S-3 (File No. 333-175); Form S-3 (File No. 333-11561); and Form
S-3 (File No. 333-18449) of our Mine Plan and Preliminary Feasibility Study dated September 1993 pertaining to the Company's McDonald Property as referred to in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

Very truly yours,


/s/ Murray N. Hutchison
-------------------------
Murray N. Hutchison

MNH:smr





                                                                        KVAERNER
--------------------------------------------------------------------------------
Davy Nonferrous Division                   Tel +1 510 866 1166
2440 Camino Ramon                          Fax +1 510 866 6520
San Ramon, California
USA